Exhibit 4.20.2

LETTER AGREEMENT N°1

to Amendment N° 2

July 15, 2014

LATAM AIRLINES GROUP S.A.

Edificio Huidobro

Avenida Presidente Riesco 5711 – 20th Floor

Las Condes

Santiago - Chile

Subject : [***]

LATAM Airlines Group S.A. (the “Buyer”) and Airbus S.A.S. (the “Seller”) have entered into an amendment N°2 to the A320 NEO Purchase Agreement (as defined therein) dated of even date herewith (“Amendment N°2”), which covers the manufacture and the sale by the Seller and the purchase by the Buyer of the 2014 Incremental NEO Aircraft as defined therein.

Capitalized terms used herein and not otherwise defined in this letter agreement N°1 to Amendment N°2 (the “Letter Agreement N°1”) shall have the meanings assigned thereto in the A320 NEO Purchase Agreement and/or Amendment N°2 as the case may be.

Both Parties agree that this Letter Agreement N°1, upon execution thereof, shall constitute an integral, non-severable part of said Amendment N°2 and shall be governed by all its provisions, as such provisions have been specifically amended pursuant to this Letter Agreement N°1.

A320NEO - LAN – LA1 to AMDT 2 - A320NEO Family PA
Ref. CT11011954	1 /4

“[***]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

LETTER AGREEMENT N°1

to Amendment N° 2

1.	[***]

1.1	[***]

A320NEO - LAN – LA1 to AMDT 2 - A320NEO Family PA
Ref. CT11011954	2 /4

“[***]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

LETTER AGREEMENT N°1

to Amendment N°2

[***]

2.	Assignment

The Parties agree that clause 21 of the Agreement shall govern the assignability and transferability of each Party’s rights and obligations under this Letter Agreement N°1.

3.	Confidentiality

Each of the Parties hereto agree that the provisions of this Letter Agreement N°1 are subject to the confidentiality provisions set forth in Clause 22.12 of the Agreement.

4.	Counterparts

This Letter Agreement N°1 may be signed by the Parties hereto in separate counterparts, each of which when so signed and delivered will be an original, but all such counterparts will together constitute but one and the same instrument.

A320NEO - LAN – LA1 to AMDT 2 - A320NEO Family PA
Ref. CT11011954	3 /4

“[***]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

LETTER AGREEMENT N°1

to Amendment N° 2

If the foregoing correctly sets forth our understanding, please execute two (2) originals in the space provided below and return one (1) original of this Letter Agreement N°1 to the Seller.

Agreed and Accepted		Agreed and Accepted

For and on behalf of		For and on behalf of

LATAM AIRLINES GROUP S.A.		AIRBUS S.A.S.

By:	/s/ ROBERTO ALVO	By:
Its:	ROBERTO ALVO Chief Corporate Officer	Its:
LATAM Airlines Group
Date:		Date:

A320NEO - LAN – LA1 to AMDT 2 - A320NEO Family PA
Ref. CT11011954	4 /4